Exhibit 99.1

NV5 ANNOUNCES RECORD SECOND QUARTER AND YEAR-TO-DATE 2017 FINANCIAL RESULTS; RAISES GUIDANCE

Hollywood, FL – August 3, 2017 – NV5 Global, Inc. (Nasdaq: NVEE) (“NV5” or the “Company”), a provider of professional and technical engineering and consulting solutions, today reported financial results for the second quarter ended July 1, 2017.

Second Quarter 2017 Financial Highlights

●

NV5 raises Full-Year 2017 Guidance, expects Total Revenues to range from $340 million to $358 million, Adjusted EPS Guidance to range from $2.22 to $2.36 per diluted share, and GAAP EPS Guidance to range from $1.62 to $1.76 per diluted share

●	Total Revenues for the quarter were $85.1 million, an increase of 48.9% year-over-year. Gross Revenues – GAAP for the quarter were $83.7 million, an increase of 49.8% year-over-year
●	Net Revenues for the quarter were $67.0 million, an increase of 50.9% year-over-year
●	EBITDA for the quarter was $10.1 million or 15.1% of Net Revenues, compared to $6.0 million or 13.6% of Net Revenues in the second quarter of 2016
●	Gross Margin for the quarter was 49.4% compared to 46.9% in the second quarter of 2016
●	Net income for the quarter was $4.3 million, a 51.1% increase from $2.9 million in the second quarter of 2016
●	Organic revenue growth in the second quarter of 2017 was 4%
●	Adjusted EPS for the quarter was $0.56 per diluted share, an increase of 50% from $0.38 per diluted share in the second quarter of 2016
●	GAAP EPS for the quarter was $0.40 per diluted share over 10.7 million shares, an increase of 29.0% from $0.31 per diluted share over 9.2 million shares in the second quarter of 2016
●	Backlog was $261.1 million as of July 1, 2017, a 15% increase from $225.2 million as of April 1, 2017

“I am pleased to congratulate our employees on a great second quarter and to share with our investors that NV5 continues to grow organically through new contract wins, an expanded client base, and strategic acquisitions. In the second quarter, total revenues increased 49%, EBITDA increased 68%, and net income increased 51%,” said Dickerson Wright, PE, Chairman and CEO of NV5. “We saw significant growth within our recent acquisitions, Bock & Clark, Holdrege & Kull, and Lochrane Engineering, which have brought us into both new service lines and markets, including commercial real estate zoning and surveying and geotechnical design. They, along with our recently announced acquisition of RDK, have also expanded our existing business through opportunities to cross-sell new services to current clients.”

Total Revenues for the second quarter of 2017 were $85.1 million, a 48.9% increase from the second quarter of 2016. Total Revenues includes intercompany revenues where the Company performed the services in lieu of using a third-party sub-consultant. Gross Revenues - GAAP for the second quarter of 2017 were $83.7 million, a 49.8% increase from the second quarter of 2016. Net Revenues for the second quarter of 2017 were $67.0 million, an increase of 50.9% from the second quarter of 2016.

Gross Margin for the second quarter 2017 was 49.4% compared to 46.9% for the second quarter of 2016, which is the result of increased use of our billable professional employees and reduced use of sub-consultants to perform services.

EBITDA for the second quarter of 2017 was $10.1 million or 15.1% of Net Revenues, an increase of 67.9% from $6.0 million or 13.6% of Net Revenues for the second quarter of last year.

Adjusted EPS for the second quarter of 2017 was $0.56 per diluted share versus $0.38 per diluted share in the second quarter of 2016. Net income for the second quarter of 2017 was $4.3 million, or $0.40 per diluted share, compared to net income of $2.9 million, or $0.31 per diluted share in the second quarter of 2016.

GAAP EPS and Adjusted EPS reflect weighted-average shares outstanding of 10,723,804 for the second quarter of 2017, compared to weighted-average shares outstanding of 9,172,944 for the second quarter of 2016.

Six Months Ended July 1, 2017 Financial Highlights

●

Total Revenues were $150.2 million in the first six months of 2017, an increase of 45.8% from the first six months of 2016. Gross Revenues – GAAP were $147.8 million in the first six months of 2017, an increase of 46.6% from the first six months of 2016

●	Net Revenues were $120.1 million in the first six months of 2017, an increase of 45.6% from the first six months of 2016
●	Organic revenue growth for the first six months of 2017 was 5%
●	EBITDA for the first six months of 2017 was $15.1 million, or 12.6% of Net Revenues, compared to $10.6 million or 12.8% of Net Revenues for the first six months of 2016
●	Gross Margin was 49.4% compared to 48.6% for the first six months of 2016
●	Net income was $6.6 million, an increase of 34.1% from $4.9 million in the first six months of 2016
●	Adjusted EPS was $0.92 per diluted share, an increase of 29.6% from $0.71 per diluted share in the first six months of 2016
●	GAAP EPS was $0.61 over 10.7 million shares, an increase of 7.0% compared to $0.57 per diluted share over 8.6 million shares in the first six months of 2016

Total Revenues for the six months ended July 1, 2017 were $150.2 million, a 45.8% increase from the first six months of 2016. Total Revenues includes intercompany revenues where the Company performed the services in lieu of using a third-party sub-consultant. Gross Revenues - GAAP for the six months ended July 1, 2017 were $147.8 million, a 46.6% increase from the first six months of 2016. Net Revenues for the six months ended July 1, 2017 was $120.1 million, an increase of 45.6% from 2016.

Gross Margin for the six months ended July 1, 2017 was 49.4% compared to 48.6% for the first six months of 2016, which is the result of increased use of our billable professional employees and reduced use of sub-consultants to perform services.

EBITDA for the six months ended July 1, 2017 was $15.1 million or 12.6% of Net Revenues, an increase of 42.9% compared to $10.6 million or 12.8% of Net Revenues for the same period in 2016.

Adjusted EPS for the six months ended July 1, 2017 was $0.92 per diluted share versus $0.71 per diluted share in the six months ended June 30, 2016. Net income for the six months ended July 1, 2017 was $6.6 million, or $0.61 per diluted share, compared to net income of $4.9 million, or $0.57 per diluted share in the six months ended June 30, 2016.

GAAP EPS and Adjusted EPS reflect weighted-average shares outstanding of 10,721,744 for the six months ended July 1, 2017, compared to weighted-average shares outstanding of 8,640,022 for the first six months of 2016.

At July 1 2017, our cash and cash equivalents were $19.5 million compared to $35.7 million as of December 31, 2016.

At July 1, 2017, the Company reported backlog of $261.1 million, an increase of 16% from $225.2 million as of April 1, 2017.

2017 Outlook

The Company is raising its guidance for full-year 2017 Total Revenues and Earnings. The Company expects full-year 2017 Total Revenues, including the impact of acquisitions closed through July 1, 2017, to range from $340 million to $358 million, which represents an increase of 49% to 57% from 2016 Total Revenues of $228 million. The Company further expects that full-year 2017 Adjusted EPS will range from $2.22 to $2.36 per diluted share. Furthermore, the Company expects that full-year 2017 GAAP EPS will range from $1.62 to $1.76 per diluted share. This guidance for Total Revenues, Adjusted EPS and GAAP EPS excludes anticipated acquisitions for the remainder of 2017.

Use of Non-GAAP Financial Measures

Total Revenues and Net Revenues are not measures of financial performance under U.S. generally accepted accounting principles (“GAAP”). Gross Revenues – GAAP include sub-consultant costs and other direct costs which are generally pass-through costs. Furthermore, Gross Revenues – GAAP eliminates intercompany revenues where the Company performed the service in lieu of using a third-party sub-consultant. Therefore, the Company believes that Total Revenues and Net Revenues, which are non-GAAP financial measures commonly used in our industry, provides a meaningful perspective on its business results. A reconciliation of gross revenues as reported in accordance with GAAP to Total Revenues and Net Revenues is provided at the end of this news release.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is not a measure of financial performance under GAAP. Management believes EBITDA, in addition to operating profit, net income and other GAAP measures, is a useful indicator of NV5’s financial and operating performance and its ability to generate cash flows from operations that are available for taxes, capital expenditures and debt service. A reconciliation of net income as reported in accordance with GAAP to EBITDA is provided at the end of this news release.

Adjusted earnings per diluted share data (“Adjusted EPS”) is not a measure of financial performance under GAAP. Adjusted EPS reflects adjustments to reported diluted earnings per share (“GAAP EPS”) data to eliminate amortization expense of intangible assets from acquisitions, net of tax benefits. As the Company continues its acquisition strategy, the growth in Adjusted EPS will likely increase at a greater rate than GAAP EPS as reported in accordance with GAAP. A reconciliation of GAAP EPS as reported in accordance with GAAP to Adjusted EPS is provided at the end of this news release.

NV5’s definition of Total Revenues, Net Revenues, EBITDA and Adjusted EPS may differ from other companies reporting similarly named measures. These measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as contract revenues, net income and diluted earnings per share.

Conference Call

NV5 will host a conference call to discuss its second quarter 2017 financial results at 4:30 p.m. (Eastern Time) on August 3, 2017.

Date:	Thursday, August 3, 2017
Time:	4:30 p.m. Eastern
Toll-free dial-in number:	+1 877-311-4180
International dial-in number:	+1 616-548-5594
Conference ID:	54982683
Webcast:	http://ir.nv5.com

Please dial-in at least 5-10 minutes prior to the start time in order for the operator to log your name and connect you to the conference.

The conference call will be webcast live via the “Investors” section of the NV5 website. A replay of the webcast will also be available under presentations.

About NV5

NV5 Global, Inc. (NASDAQ: NVEE) is a provider of professional and technical engineering and consulting solutions to public and private sector clients in the infrastructure, energy, construction, real estate and environmental markets. NV5 primarily focuses on five business verticals: construction quality assurance, infrastructure, engineering and support services, energy, program management, and environmental solutions. The Company operates out of more than 100 locations nationwide and abroad in Macau, Shanghai, Hong Kong, and Vietnam. For additional information, please visit the Company’s website at www.NV5.com. Also visit the Company on Twitter, LinkedIn, Facebook, and Vimeo.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained in this news release and on the conference call. Such factors include: (a) changes in demand from the local and state government and private clients that we serve; (b) general economic conditions, nationally and globally, and their effect on the market for our services; (c) competitive pressures and trends in our industry and our ability to successfully compete with our competitors; (d) changes in laws, regulations, or policies; and (e) the “Risk Factors” set forth in the Company’s most recent SEC filings. All forward-looking statements are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such statements, except as required by law.

Contact

NV5 Global, Inc.
Lauren Wright, PhD

Director of Investor Relations
Tel: +1-646-795-3699
Email: ir@nv5.com

NV5 GLOBAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(Unaudited)

	July 1, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$19,492	$35,666
Accounts receivable, net of allowance for doubtful accounts of $2,694 and $1,992 as of July 1, 2017 and December 31, 2016, respectively	104,474	75,511
Prepaid expenses and other current assets	3,876	1,874
Total current assets	127,842	113,051
Property and equipment, net	7,888	6,683
Intangible assets, net	71,094	40,861
Goodwill	98,536	59,380
Other assets	1,163	1,511
Total Assets	$306,523	$221,486

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$18,945	$13,509
Accrued liabilities	19,453	17,316
Income taxes payable	781	1,134
Billings in excess of costs and estimated earnings on uncompleted contracts	1,620	228
Client deposits	106	106
Current portion of contingent consideration	2,549	564
Current portion of notes payable and other obligations	11,010	10,764
Total current liabilities	54,464	43,621
Contingent consideration, less current portion	125	1,875
Notes payable and other obligations, less current portion	71,817	21,632
Deferred income tax liabilities, net	22,049	6,197
Total liabilities	148,455	73,325

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value; 5,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.01 par value; 45,000,000 shares authorized, 10,744,736 and 10,566,528 shares issued and outstanding as of July 1, 2017 and December 31, 2016, respectively	107	106
Additional paid-in capital	121,343	118,026
Retained earnings	36,618	30,029
Total stockholders’ equity	158,068	148,161
Total liabilities and stockholders’ equity	$306,523	$221,486

NV5 GLOBAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF NET INCOME AND COMPREHENSIVE INCOME

(in thousands, except share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 1,	June 30,	July 1,	June 30,
	2017	2016	2017	2016

Gross revenues	$83,736	$55,892	$147,795	$100,797

Direct costs (excluding depreciation and amortization):
Salaries and wages	25,663	18,216	47,016	33,470
Sub-consultant services	13,106	8,809	21,056	13,392
Other direct costs	3,607	2,658	6,641	4,902
Total direct costs	42,376	29,683	74,713	51,764

Gross Profit	41,360	26,209	73,082	49,033

Operating Expenses:
Salaries and wages, payroll taxes and benefits	21,110	14,038	39,757	26,479
General and administrative	7,140	4,127	12,569	8,225
Facilities and facilities related	2,991	2,016	5,615	3,737
Depreciation and amortization	3,253	1,439	5,754	2,681
Total operating expenses	34,494	21,620	63,695	41,122

Income from operations	6,866	4,589	9,387	7,911

Other expense:
Interest expense	(279)	(71)	(518)	(140)
Total other expense	(279)	(71)	(518)	(140)

Income before income tax expense	6,587	4,518	8,869	7,771
Income tax expense	(2,268)	(1,659)	(2,280)	(2,857)
Net Income and Comprehensive Income	$4,319	$2,859	$6,589	$4,914

Earnings per share:
Basic	$0.42	$0.33	$0.65	$0.59
Diluted	$0.40	$0.31	$0.61	$0.57

Weighted average common shares outstanding:
Basic	10,171,969	8,793,471	10,127,610	8,262,248
Diluted	10,723,804	9,172,944	10,721,744	8,640,022

NV5 GLOBAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Six Months Ended
	July 1, 2017	June 30, 2016
Cash Flows From Operating Activities:
Net income	$6,589	$4,914
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,754	2,681
Provision for doubtful accounts	189	212
Stock compensation	1,582	1,049
Change in fair value of contingent consideration	42	87
Loss on disposal of property and equipment	-	2
Excess tax benefit from stock based compensation	-	(155)
Deferred income taxes	286	52
Changes in operating assets and liabilities, net of impact of acquisitions:
Accounts receivable	(8,485)	(6,419)
Prepaid expenses and other assets	(355)	30
Accounts payable	(5)	3,730
Accrued liabilities	(2,106)	460
Income taxes payable	(353)	52
Billings in excess of costs and estimated earnings on uncompleted contracts	1,392	(135)
Client deposits	(44)	134
Net cash provided by operating activities	4,486	6,694

Cash Flows From Investing Activities:
Cash paid for acquisitions (net of cash received from acquisitions)	(61,037)	(24,085)
Purchase of property and equipment	(991)	(428)
Net cash used in investing activities	(62,028)	(24,513)

Cash Flows From Financing Activities:
Proceeds from borrowings from Senior Credit Facility	47,000	-
Proceeds from secondary offering	-	51,319
Payments of secondary offering costs	-	(4,075)
Payments on notes payable	(5,070)	(2,711)
Payments of contingent consideration	(562)	(296)
Excess tax benefit from stock based compensation	-	155
Proceeds from exercise of unit warrant	-	1,008
Net cash provided by financing activities	41,368	45,400

Net (decrease) increase in Cash and Cash Equivalents	(16,174)	27,581
Cash and cash equivalents – beginning of period	35,666	23,476
Cash and cash equivalents – end of period	$19,492	$51,057

NV5 GLOBAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Six Months Ended
	July 1, 2017	June 30, 2016

Supplemental disclosures of cash flow information:
Cash paid for interest	$486	$122
Cash paid for income taxes	$2,349	$2,743

Non-cash investing and financing activities:
Contingent consideration (earn-out)	$818	$-
Notes payable and other obligations for acquisitions	$8,950	$8,833
Stock issuance for acquisitions	$1,674	$875
Payment of contingent consideration with common stock	$62	$163

NV5 GLOBAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GROSS REVENUES TO TOTAL REVENUES

(Unaudited)

(in thousands)

	Three Months Ended		Six Months Ended
	July 1,	June 30,	July 1,	June 30,
	2017	2016	2017	2016

Gross Revenues - GAAP	$83,736	$55,892	$147,795	$100,797

Add: Intercompany revenues in lieu of sub-consultants	1,328	1,221	2,362	2,183

Total Revenues	$85,064	$57,113	$150,157	$102,980

NV5 GLOBAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GROSS REVENUES TO NET REVENUES

(Unaudited)

(in thousands)

	Three Months Ended		Six Months Ended
	July 1,	June 30,	July 1,	June 30,
	2017	2016	2017	2016

Gross Revenues - GAAP	$83,736	$55,892	$147,795	$100,797

Less: Sub-consultant services	(13,106)	(8,809)	(21,056)	(13,392)
Other direct costs	(3,607)	(2,658)	(6,641)	(4,902)

Net Revenues	$67,023	$44,425	$120,098	$82,503

NV5 GLOBAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO EBITDA

(Unaudited)

(in thousands)

	Three Months Ended		Six Months Ended
	July 1,	June 30,	July 1,	June 30,
	2017	2016	2017	2016

Net Income	$4,319	$2,859	$6,589	$4,914

Add: Interest expense	279	71	518	140
Income tax expense	2,268	1,659	2,280	2,857
Depreciation and Amortization	3,253	1,439	5,754	2,681
EBITDA	$10,119	$6,028	$15,141	$10,592

NV5 GLOBAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP EPS TO ADJUSTED EPS

(Unaudited)

	Three Months Ended		Six Months Ended
	July 1,	June 30,	July 1,	June 30,
	2017	2016	2017	2016

Net Income - per diluted share	$0.40	$0.31	$0.61	$0.57

Per diluted share adjustments:
Add: Amortization expense of intangible assets	0.24	0.11	0.42	0.22
Income tax expense	(0.08)	(0.04)	(0.11)	(0.08)

Adjusted EPS	$0.56	$0.38	$0.92	$0.71